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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of Prison Realty Corporation of our reports dated January 22, 1999 and March 25, 1999 relating to the consolidated financial statements and financial statement schedules of CCA Prison Realty Trust and subsidiaries included in CCA Prison Realty Trust's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                      ARTHUR ANDERSEN LLP

Nashville, Tennessee
May 3, 1999